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                                                                    EXHIBIT 99.3

                              NOTICE TO INVESTORS

                               CINEMARK USA, INC.


                  OFFER TO EXCHANGE UP TO $360,000,000 OF ITS

                     9% SENIOR SUBORDINATED NOTES DUE 2013
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                 AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING
                     9% SENIOR SUBORDINATED NOTES DUE 2013

            THAT WERE ISSUED ON FEBRUARY 11, 2003 AND MAY 7, 2003 IN


         TRANSACTIONS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT


THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2003
UNLESS EXTENDED BY CINEMARK USA, INC. IN ITS SOLE DISCRETION (THE "EXPIRATION DATE"). TENDERS OF NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To our clients:


     Enclosed for your consideration is a Prospectus, dated          , 2003 (as
the same may be amended from time to time, the "PROSPECTUS"), and a Letter of Transmittal (the "LETTER OF TRANSMITTAL") relating to the offer by Cinemark USA, Inc. (the "COMPANY") to exchange (the "EXCHANGE OFFER") up to $360,000,000 of its 9% Senior Subordinated Notes due 2013, which have been registered under the Securities Act of 1933, as amended (the "EXCHANGE NOTES") for an equal principal amount of its 9% Senior Subordinated Notes due 2013, $150 million of which was issued in a private offering on February 11, 2003 and $210 million of which was issued in a private offering on May 7, 2003 (collectively, the "EXISTING 9% NOTES") upon the terms and conditions set forth in the Prospectus and in the related Letter of Transmittal. As set forth in the Prospectus, the terms of the Exchange Notes are identical in all material respects to those of the Existing 9% Notes except for transfer restrictions, registration rights and rights to additional interest that do not apply to the Exchange Notes and different administrative terms. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer -- Conditions of the Exchange Offer" in the Prospectus. The Existing 9% Notes may be tendered only in integral multiples of $1,000.



     The material is being forwarded to you as the beneficial owner of Existing 9% Notes carried by us for your account or benefit but not registered in your name. An exchange of any Existing 9% Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Existing 9% Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such holder promptly if they wish to exchange the Existing 9% Notes in the Exchange Offer.



     Accordingly, we request instructions as to whether you wish us to exchange any or all such Existing 9% Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your Existing 9% Notes.



     Your instructions to us should be forwarded as promptly as possible in order to permit us to exchange Existing 9% Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER EXPIRES AT 5:00
P.M., NEW YORK CITY TIME, ON           , 2003, UNLESS EXTENDED.  Tenders of
Existing 9% Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

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     Your attention is directed to the following:


          1. The Exchange Offer is for the exchange of $1,000 principal amount of the Exchange Notes for each $1,000 principal amount of Existing 9% Notes. The terms of the Exchange Notes are identical in all material respects to the Existing 9% Notes except that the Exchange Notes will not contain certain transfer restrictions relating to the Existing 9% Notes, will not contain registration rights and will not contain certain provisions relating to an increase in the interest rate under certain circumstances relating to, among other things, the timing of the Exchange Offer.


          2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER -- CONDITIONS OF THE EXCHANGE OFFER" IN THE PROSPECTUS.

          3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m.,
     New York City time, on           , 2003, unless extended.

          4. The Company has agreed to pay the expenses of the Exchange Offer.


          5. Any transfer taxes incident to the transfer of the Existing 9% Notes from the tendering holder to the Company will be paid by the Company, except as provided in the Prospectus and the Letter of Transmittal.



     The Exchange Offer is not being made to, nor will exchanges be accepted from or on behalf of, holders of Existing 9% Notes residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.



     If you wish to exchange any or all of your Existing 9% Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO EXCHANGE EXISTING 9% NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.


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                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Cinemark USA, Inc.


     THIS WILL INSTRUCT YOU TO EXCHANGE THE AGGREGATE PRINCIPAL AMOUNT OF EXISTING 9% NOTES INDICATED BELOW (OR, IF NO AGGREGATE PRINCIPAL AMOUNT IS INDICATED BELOW, ALL EXISTING 9% NOTES) HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED, PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.



[ ] Please TENDER my Existing 9% Notes held by you for the account or benefit of the undersigned. I have identified on a signed schedule attached hereto the principal amount of Existing 9% Notes to be tendered if I wish to tender less than all of my Initial Notes.



[ ] Please DO NOT TENDER my Existing 9% Notes held by you for the account of the undersigned.


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                                  SIGNATURE(S)

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                           PLEASE PRINT NAME(S) HERE

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                          PLEASE TYPE OR PRINT ADDRESS

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                         AREA CODE AND TELEPHONE NUMBER

Date: ------------------------------------------------------------------ , 2003

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               TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER

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                           MY ACCOUNT NUMBER WITH YOU


  UNLESS OTHERWISE INDICATED, IT WILL BE ASSUMED THAT ALL OF YOUR EXISTING 9%
                           NOTES ARE TO BE EXCHANGED.


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